Exhibit 99.1

Alliance Laundry Holdings LLC Reports 2nd Quarter 2009 Earnings

RIPON, Wis.--(BUSINESS WIRE)--August 12, 2009--Alliance Laundry Holdings LLC announced today results for the three and six months ended June 30, 2009.

Net revenues for the quarter ended June 30, 2009 decreased $27.5 million to $94.9 million from $122.4 million for the quarter ended June 30, 2008. Our net loss for the quarter ended June 30, 2009 was $3.5 million as compared to income of $4.4 million for the quarter ended June 30, 2008. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the quarter ended June 30, 2009 increased $2.0 million to $22.5 million from $20.5 million for the quarter ended June 30, 2008.

The overall net revenue decrease of $27.5 million was partly attributable to an unfavorable $13.6 million non-cash mark-to-market adjustment related to the establishment of our new asset backed facility in June of 2009. Excluding the asset backed facility adjustment, revenues for the quarter decreased $13.9 million or 11.4% as compared to the quarter ended June 30, 2008.

Included in our net income for the quarter ended June 30, 2009 was the unfavorable $13.6 million non-cash mark-to-market adjustment related to the establishment of our new asset backed facility and $6.2 million of transaction costs incurred in establishing the new asset backed facility with no similar items in the quarter ended June 30, 2008.

Net revenues for the six months ended June 30, 2009 decreased $41.1 million, or 17.7%, to $191.3 million from $232.4 million for the six months ended June 30, 2008. Our net loss for the six months ended June 30, 2009 was $1.2 million as compared to income of $6.3 million for the six months ended June 30, 2008. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the six months ended June 30, 2009 was $36.0 million as compared to $38.2 for the six months ended June 30, 2008.

In announcing the Company’s results, CEO Thomas F. L’Esperance said, “We are extremely pleased with our bottom line performance for the quarter and six months, particularly given the difficult global economic conditions. While revenues were in line with our expectations, cost controls delivered bottom line results which slightly exceeded our expectations.”

L’Esperance concluded, “We have adjusted our operations appropriately for the current economic environment. Although market conditions are difficult, we expect strong earnings performance for the balance of 2009 as our lower costs of operating read through.”

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. “EBITDA” represents net income (loss) before interest expense, income tax provision (benefit) and depreciation and amortization (including non-cash interest income), and “Adjusted EBITDA” (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the “Notes Indenture”), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and six months ended June 30, 2009 along with the components of EBITDA and Adjusted EBITDA.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen®, UniMac®, Huebsch®, IPSO®, and Cissell®, we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European Operations and Alliance Laundry’s export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; the availability of borrowings under our Revolving Credit Facility; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to our Annual Reports on Form 10-K.

Financial information for Alliance Laundry Holdings LLC appears on the next six pages for the three and six months ended June 30, 2009.

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$ 15,845	$ 14,314
Accounts receivable, net	17,471	13,775
Inventories, net	53,500	59,810
Retained beneficial interests in accounts receivable	33,061	28,168
Deferred income tax asset, net	4,833	4,730
Prepaid expenses and other assets	3,155	2,537
Total current assets	127,865	123,334

Notes receivable, net	1,354	4,666
Property, plant and equipment, net	65,544	69,099
Goodwill	182,666	182,464
Retained beneficial interests in financial assets	46,557	30,740
Deferred income tax asset, net	9,159	7,713
Debt issuance costs, net	5,284	6,202
Intangible assets, net	138,901	141,563
Total assets	$ 577,330	$ 565,781

Liabilities and Member(s)' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$ 918	$ 576
Revolving credit facility	-	-
Accounts payable	43,741	33,973
Other current liabilities	39,617	44,783
Total current liabilities	84,276	79,332

Long-term debt and capital lease obligations	289,565	310,152
Deferred income tax liability, net	5,331	5,485
Other long-term liabilities	25,578	24,934
Total liabilities	404,750	419,903

Commitments and contingencies
Member(s)' equity	172,580	145,878
Total liabilities and member(s)' equity	$ 577,330	$ 565,781

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Net revenues:
Equipment and service parts	$ 106,289	$ 121,959	$ 199,630	$ 229,403
Equipment financing, net	(11,364)	484	(8,340)	2,955
Net revenues	94,925	122,443	191,290	232,358
Cost of sales	75,062	91,861	148,409	169,556
Gross profit	19,863	30,582	42,881	62,802

Selling, general and administrative expense	13,296	19,175	26,528	37,177
Securitization, impairment and other costs	6,393	74	6,740	553
Total operating expenses	19,689	19,249	33,268	37,730
Operating income (loss)	174	11,333	9,613	25,072

Interest expense	5,598	4,936	11,481	15,217
Income (loss) before taxes	(5,424)	6,397	(1,868)	9,855
Provision (benefit) for income taxes	(1,940)	1,985	(662)	3,583
Net income (loss)	$ (3,484)	$ 4,412	$ (1,206)	$ 6,272

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended
	June 30,	June 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$ (1,206)	$ 6,272
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	8,623	9,669
Non-cash interest expense (income)	(1,067)	886
Non-cash gain (loss) on commodity & foreign exchange contracts, net	(2,003)	118
Non-cash executive unit compensation	335	3,393
Non-cash income from loan forgiveness	(65)	(262)
Non-cash charge for pension plan accrual	747	479
Deferred income taxes	(1,728)	1,880
Other, net	-	35
Changes in assets and liabilities:
Accounts receivable	(65)	(3,166)
Inventories	6,410	(10,223)
Retained beneficial interest	(20,824)	(456)
Other assets	(1,020)	(489)
Accounts payable	9,683	874
Other liabilities	(2,165)	3,765
Net cash provided by (used in) operating activities	(4,345)	12,775

Cash flows from investing activities:
Capital expenditures	(1,452)	(4,572)
Release of restricted cash	500	-
Proceeds on disposition of assets	-	65
Net cash used in investing activities	(952)	(4,507)

Cash flows from financing activities:
Principal payments on long-term debt	(20,000)	(10,000)
Change in other long-term debt, net	(223)	(332)
Member contributions	27,039	1,636
Net cash provided by (used in) financing activities	6,816	(8,696)

Effect of exchange rate changes on cash and cash equivalents	12	483

Increase in cash and cash equivalents	1,531	55
Cash and cash equivalents at beginning of period	14,314	10,594
Cash and cash equivalents at end of period	$ 15,845	$ 10,649

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 12,216	$ 13,967
Cash paid for income taxes	$ 594	$ 1,318

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three Months Ended June 30, 2009 (Dollars in Thousands):

	Three Months Ended
	June 30,	June 30,
	2009	2008

Net income	$ (3,484)	$ 4,412
Provision for income taxes	(1,940)	1,985
Interest expense	5,598	4,936
Depreciation and amortization (a)	4,312	4,778
Non-cash interest income included in amortization above	(454)	(482)
EBITDA	4,032	15,629
Finance program adjustments (b)	13,949	1,095
Other non-recurring charges (c)	6,371	74
Other non-cash charges (d)	(1,828)	3,689
Adjusted EBITDA	22,524	20,487
Interest expense	(5,598)	(4,936)
Non-cash interest income included in amortization above	454	482
Other non-cash interest	(475)	(2,040)
Finance program adjustments (b)	(13,949)	(1,095)
Other non-recurring charges (c)	(6,371)	(74)
Cash taxes paid and payable	(430)	(752)
Loss on sale of property, plant and equipment	-	36
Other expense	617	-
Changes in assets and liabilities	(2,346)	(3,115)
Net cash provided by (used in) operating activities	$ (5,574)	$ 8,993

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues. In addition, we recognize mark-to-market adjustments for our retained interests in financial assets which are considered finance program adjustments in our Credit Agreement.

(c) Other non-recurring charges are described as follows:

  Other non-recurring charges consist of $0.2 million related to the Louisville, Kentucky pension plan termination, and $6.2 million of expenses incurred to replace our asset backed lending facility. These costs are included in the securitization, impairment and other costs line of our consolidated Statements of Income.
  Other non-recurring charges of $0.1 million for the quarter ended June 30, 2008 relate to the Louisville, Kentucky pension plan termination which is included in the securitization, impairment and other costs line of our consolidated statements of operations.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the quarter ended June 30, 2009 relate to $1.8 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations.
  Other non-cash charges for the quarter ended June 30, 2008 relate to $1.9 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations and $1.8 million of non-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Six Months Ended June 30, 2009 (Dollars in Thousands):

	Six Months Ended
	June 30,	June 30,
	2009	2008

Net income (loss)	$ (1,206)	$ 6,272
Provision (benefit) for income taxes	(662)	3,583
Interest expense	11,481	15,217
Depreciation and amortization (a)	8,623	9,669
Non-cash interest income included in amortization above	(918)	(1,034)
EBITDA	17,318	33,707
Finance program adjustments (b)	13,648	406
Other non-recurring charges (c)	6,675	553
Other non-cash charges (d)	(1,603)	3,511
Adjusted EBITDA	36,038	38,177
Interest expense	(11,481)	(15,217)
Non-cash interest income included in amortization above	918	1,034
Other non-cash interest	(1,067)	886
Finance program adjustments (b)	(13,648)	(406)
Other non-recurring charges (c)	(6,675)	(553)
Cash taxes paid and payable	(1,066)	(1,703)
Loss on sale of property, plant and equipment	-	35
Other expense	617	217
Changes in assets and liabilities	(7,981)	(9,695)
Net cash provided by operating activities	$ (4,345)	$ 12,775

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues. In addition, we recognize mark-to-market adjustments for our retained interests in financial assets which are considered finance program adjustments in our Credit Agreement.

(c) Other non-recurring charges are described as follows:

  Other non-recurring charges consist of $0.2 million related to the Louisville, Kentucky pension plan termination, $0.3 million of expenses related to the Lehman bankruptcy and $6.3 million of expenses incurred to replace our asset backed lending facility. These costs are included in the securitization, impairment and other costs line of our consolidated Statements of Income.
  Other non-recurring charges of $0.6 million for the six months ended June 30, 2008 relate to the Louisville, Kentucky pension plan termination which is included in the securitization, impairment and other costs line of our consolidated statements of operations.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the quarter ended June 30, 2009 relate to $2.0 million of non-cash mark to market gains relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations, partially offset by $0.3 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated Statements of Income.
  Other non-cash charges for the quarter ended June 30, 2008 relate to $3.4 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations and $0.1 million of non-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations.

CONTACT:
Alliance Laundry Holdings LLC
Bruce P. Rounds, Vice President CFO
920-748-1634